                                                                   Exhibit 10.37

                                      LEASE

THIS LEASE AGREEMENT, dated            by and between Koger Equity, Inc., a
corporation organized and existing under the laws of the State of Florida
("Landlord"), with its principal offices at 225 NE Mizner Blvd, Suite 200, Boca
Raton, FL 33432, (Federal I.D. 59-2898045) and SendTec, Inc., a corporation organized and existing under the laws of the State of Florida ("Tenant"), with its principal office at 877 Executive Center Drive W, Suite 300, St Petersburg,
FL 33702, (Federal I.D. 59-3626325)

1.       LEASE PROVISIONS

A.   DESCRIPTION OF PREMISES
     Suite Numbers(s)    300
     Building Name       GLADES (17)
     Address             877 EXECUTIVE CENTER DRIVE W.
     County              PINELLAS
     City                ST. PETERSBURG
     State/Zip           FL 33702
     Center              ST PETERSBURG CENTER (05)

B.   LEASED AREA
     Agreed to be approximately 14.411 rentable
     square feet (includes Tenants share of common area)

C.   LEASE TERMS
     Lease Term(Months)  72
     Commencement Date   01 MARCH 2004
     Expiration Date     28 FEBRUARY 2010
     Monthly Base Rent   $17,113.06
     Sales or Use Tax    $1,197.91
     Monthly Total       $18,310.97
     Security Deposit    $3,558.51 EXISTING
     HVAC Access Fee Per Hour/Unit $6.00

D.   PAYMENTS
     Payee               KOGER EQUITY, INC.
     Address             P.O. BOX 538269
     City/State/Zip      ATLANTA, GA 30353-8269
     Tenant Account#     051209 (note on remittance)

E. NOTICES
   Tenant       SENDTEC, INC.
                877 EXECUTIVE CENTER DRIVE W.
                SUITE 300
                ST. PETERSBURG, FL 33702

   Copy to      SENDTEC, INC.
                877 EXECUTIVE CENTER DRIVE W.
                SUITE 300
                ST. PETERSBURG, FL 33702

   Landlord     KOGER EQUITY, INC.
                877 EXECUTIVE CENTER DRIVE, W.
                SUITE 100
                ST. PETERSBURG, FL 33702

   Copy to      KOGER EQUITY, INC.
                225 NE MIZNER BLVD
                SUITE 200
                BOCA RATON, FL 33432

F. MANAGER
   N/A

G. GUARANTOR(S)
   N/A

The provisions contained in Sections 2 through 29 are incorporated into and become a part of this Lease by reference. Tenant and Landlord have executed or caused to be executed this Lease on the dates shown below the signatures, effective as of the date first set forth above

Tenant:  SendTec, Inc.                                                 Landlord:  Koger Equity, Inc.

By:      /s/ David W. Gould, Jr.               (SEAL)                  By:   /s/ Ben M. Wakefield                      (SEAL)
         -------------------------------------                               -----------------------------------------
(Print Name)     David W. Gould, Jr.                                   (Print Name)  Ben M. Wakefield
                 --------------------------------------
Title    CFO                                                           Title  Vice President
         ----------------------------------------------

Attest                                                                 Attest  /s/ Vicki Cervasio
           --------------------------------------------                        ------------------------------------------------

(Print Name)                                                           (Print Name)  Vicki Cervasio
                 --------------------------------------                              ------------------------------------------
Title                                                                  Title
         ----------------------------------------------                       -------------------------------------------------
(Corporate Seal)                                                       (Corporate Seal)

Date                                                                   Date   1-30-04
         ----------------------------------------------                       -------------------------------------------------
Signed and sealed in the presence of:                                  Signed and sealed in the presence of:

(1)     /s/ Alex Liggett                                               (1)   /s/ Barbara M. Cox
        -----------------------------------------------                      --------------------------------------------------
(Print Name)     Alex Liggett                                          (Print Name)  Barbara M. Cox
                 --------------------------------------                              ------------------------------------------
(2)                                                                    (2)
        -----------------------------------------------                      --------------------------------------------------
(Print Name)                                                           (Print Name)
                 --------------------------------------                              ------------------------------------------
As to Tenant                                                           As to Landlord

                                    1 of 15

2. LEASE OF PREMISES: Landlord leases to Tenant and Tenant takes from Landlord the premises ("Premises") shown on Exhibit "A", to be used exclusively by
Tenant, in the building ("Building") on the property ("Property") located at the address stated in Section 1A under the terms and conditions contained in this
Lease.

3. TERM AND POSSESSION: The term of this Lease ("Term") shall commence on the later of date ("Occupancy Date") or the later of: (i) March 1, 2004 the date
("Commencement Date"). The Term shall expire seventy-two (72) months after the
Occupancy Date all as stated in Section 1C unless modified under other provisions in this Lease. Tenant will have access to the Premises fifteen (15)
days prior to commencement for the purpose of installing furniture and if complete may occupy.

Landlord agrees to have the Premises substantially completed and ready for possession on or before the Commencement Date, subject to causes or events beyond the control of Landlord ("Unforeseen Causes") Should there be a delay,
Tenant agrees to accept possession of the Premises within 10 days after the receipt of written notice by Landlord of substantial completion and the
Occupancy Date then shall be the first day of the calendar month immediately following the occupancy date, and the Expiration Date shall be changed to maintain the Term in Section 1C, and these changes shall be reflected in a Lease
Amendment. Tenant will be relieved of all liability associated with their current Lease in the Lake Building (including payment of rent) upon the earlier
(i) occupancy of the new Premises, March 1, 2004 or (ii) Commencement Date.
However, in the event Tenant does not take occupancy of new Premises by March 1,
2004, and such delays are caused by either Tenant or events or circumstances that are uncontrollable by the Landlord, rent will continue at the same rate paid January, 2004 for the Lake Building Premises.

4. USE: Tenant shall use the Premises for general office or other lawful purposes only and shall not use or permit the use or occupancy of the Premises in any manner which: (a) is unlawful; (b) may be dangerous; (c) may invalidate any insurance policy held by Landlord affecting the Building; (d) may create a nuisance, disturb other Tenants of the Building or the occupants of neighboring
Property or injure the reputation of the Building; or (e) violates the "Rules and Regulations," which are subject to change, of the Building, a copy of which is available in Landlord's office, or any restriction, covenant or encumbrance of record affecting the Property. Tenant shall be responsible for any costs incurred by Landlord by reason of Tenant's and/or Tenant's agents', employees'
or invitees' misuse and/or damage of the Premises or common areas Tenant shall pay Landlord such costs as Additional Rent.

5. RENT AND SALES/USE TAX: Monthly Rent is due in advance on the first day of each month and will be delinquent on the 6th day of the month. "Monthly Rent"
shall mean: (a) the initial monthly base rent stated in Section 1C for the first twelve months following the Commencement Date of the Term of this Lease ("Base
Year") and (b) the adjusted Monthly Rent, as adjusted under this Lease. Monthly
Rent and any Additional Rent ("Additional Rent") (collectively called "Rent")
plus any sales or use taxes shall be paid without notice or demand and without any deduction. Tenant agrees to pay to Landlord all Rent and other sums under this Lease at the address specified in Section 1D, or at any other place designated in writing by Landlord Rent for any partial lease month shall be prorated. Tenant's obligation to pay Rent to Landlord shall be independent of every other covenant or obligation under this Lease. All delinquent Rent or other sums due shall bear interest not to exceed 18% per annum, from the date due until paid plus, Tenant shall pay a late payment service charge, not to exceed $250.00. Tenant shall pay a charge equal to $50.00 per returned check or the amount to which Landlord is entitled under state law, whichever is greater, but not to exceed $150.00 No late fees and charges shall exceed the amounts permitted by applicable state law.

Unless Tenant has tax exempt status, in addition to the Rent and other sums due to Landlord under this Lease, Tenant shall pay to Landlord any sales, use, or other tax, excluding Federal or State income taxes, now or hereafter imposed upon rents and other sums due to Landlord under this Lease.

6. RENT ADJUSTMENT: Monthly Rent for each successive twelve-month period ("Lease
Year") subsequent to the Base Year shall be increased by 2.5% of the Monthly
Rent for the previous Lease Year. Landlord shall endeavor to notify Tenant of the amount of the adjusted Monthly Rent, in writing, prior to the effective date of such adjustment Tenant agrees to pay the adjusted Monthly Rent, regardless of whether or when Landlord provides such notice

                                    2 of 15

The "Operating Expense Stop" is an amount equal to the actual Operating Expenses
(as defined herein) for Calendar Year 2004 (the "Operating Expense Base Calendar
Year")

The following terms shall have the following meanings: "Escalation Year" shall mean each calendar year falling, in whole or in part, within the term of this
Lease, commencing with the calendar year in which the Commencement Date occurs;
"Tenant's Share" (subject to final measurements per BOMA)shall mean that number, stated as a percentage, determined by dividing the number of rentable square feet in the Premises by the number of rentable square feet in the Building
(which shall be 21.74%%), "Operating Expenses" shall mean the expenses paid or incurred by Landlord for the operation and maintenance of the Building, including, but not limited to, janitorial expenses, ad valorem real estate taxes
(and the costs of reasonable legal and consulting fees incurred in actually reducing the aforesaid taxes), electric and gas expenses, water and sewer expenses, grounds maintenance expense, general maintenance expense, mechanical maintenance expense, security services expense, miscellaneous expenses, property insurance expense, management cost, and the reasonable amortization of capital improvements which will improve the efficiency of operating, managing or maintaining the Building or which will reduce Landlord's operating expenses or the rate of increase thereof; "Estimated Operating Expenses" shall mean an amount equal to the product of multiplying the Operating Expense Stop set forth above by the number of rentable square feet in the Building; "Operating
Statement" shall mean a statement certified by an official of Landlord as being correct and complete setting forth the Operating Expenses for such Escalation
Year and a computation of any Additional Rent for such Escalation Year; and
"Additional Rent" shall mean, for each Escalation Year, Tenant's Share of the increase, if any, in the Operating Expenses for such calendar year over the
Operating Expense Stop

NOTWITHSTANDING THE FOREGOING, "OPERATING EXPENSES" SHALL EXCLUDE THE FOLLOWING:

1. Repairs or other work, except capital improvements, unless covered by insurance, occasioned by fire, windstorm, or other insurable casualty of any nature except to the extend of the reasonable deductible contained in the policy or by the exercise of the right of eminent domain;

2. Leasing commissions, attorneys' fees, costs and disbursements, and other expenses incurred in connection with the negotiations for and the execution of
Leases and disputes in connection with tenants, other occupants, or prospective tenants or other occupants;

3. Renovating or otherwise improving or decorating, painting, or redecorating space for new tenants or other occupants of vacant space;

4. Landlord's cost of electricity and other services and materials furnished to tenants and for which Landlord is entitled to be directly reimbursed by the benefited tenants as an additional charge or rental over and above the basic rent payable under the lease with such tenants. Provided, however, that as an accounting procedure such costs may be charged as a part of Operating Expenses with the reimbursement received credited to Operating Expenses;

5. Costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting and operating principles employed on a consistent basis by Landlord, except for reasonable costs of improvements as a replacement of a labor-saving measure, or that reduce costs of operation and maintenance, or that are hereafter required under any governmental law or regulation for energy conservation, fire, life, safety or other purposes, such reasonable costs to be amortized over the useful life of the improvement in accordance with Generally Accepted Accounting Principles;

6. Depreciation and amortization (except as included pursuant to Paragraph 5, or as to which credit is received from a benefited Tenant);

7. Costs of a capital nature, including capital improvements, capital repairs, capital equipment, all in accordance with generally accepted accounting and operating principles employed on a consistent basis by Landlord (except as included pursuant to Paragraph 5);

8. Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another Tenant or occupant;

                                    3 of 15

9. Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services on or to the Building, to the extent only that the costs of such services were they not so rendered by a subsidiary or affiliate;

10. Interests on any debt or any amortization payments on any mortgage or mortgages encumbering the Building, and rental under any ground or underlying leases or lease for the Building;

11. Landlord's general overhead or general administrative expenses not specifically incurred in the operation of the Premises, except for allocated overhead costs to cover accounting, audit, management, and related costs;

12. Rentals and other related expenses incurred in leasing permanent air-conditioning systems, elevators, or other building equipment ordinarily considered to be of a capital nature, except temporary equipment or equipment which is used in providing janitorial, repair, maintenance, or engineering services and which is not permanently affixed to the Building;

13. All items and services for which Tenant reimburses Landlord or pays to other persons. Provided, however, that as an accounting procedure such costs reimbursed by Tenant to Landlord may be charged as a part of Operating Expenses with the reimbursement received credited to Operating Expenses;

14. Advertising and promotional expenditures associated with obtaining Tenants for the Building or not having a reasonably foreseeable benefit for Tenant;

15. Wages, salaries, commissions, or other compensation paid to employees above the level of Building Manager (except Landlord may allocate other direct compensation of employees of Landlord, not to exceed in the aggregate the compensation payable to an employee with the title of Building Manager);

16. Charitable contributions of Landlord;

17. Purchase cost of painting, sculptures, or other artwork purchased for display in the Building;

18. Rental costs of office space occupied by the Landlord, its agents'
employees, or independent contractors, for leasing offices;

19. Management fees accrued by Landlord or paid to subsidiaries or affiliates of
Landlord to the extent that such fees exceed competitive costs of such services were they no so accrued by Landlord or rendered by a subsidiary or affiliate and management fees in excess of four percent (4%) of gross revenues of Landlord from the Building;

20. Environmental or hazardous waste clean-up costs incurred by Landlord with respect to pre-existing conditions at the Building;

21. Any Operating Expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; or any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder or Landlord or any of the foregoing, to the extent the same exceeds arms-length competitive prices paid in the business area in which the Building is located for similar services or goods provided;

22. The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

23. Inheritance, gift, transfer, franchise, excise, net income and profit taxes or capital levies imposed on Landlord;

24. Ground rent or similar payments to a ground lessor;

25. Cost of installing, operating and maintaining any specialty service operated by Landlord, such as a luncheon, athletic or recreational club in the Building.

26. Reserves for repairs, maintenance and replacements;

                                    4 of 15

27. Costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations; and

28. INTEREST OR PENALTIES ARISING BY REASON OF LANDLORD'S FAILURE TO TIMELY PAY
ANY TAXES OR OPERATING EXPENSES.

For each Escalation Year, Tenant shall pay the Additional Rent to Landlord without demand, deduction or set-off in 12 equal monthly installments during each Escalation Year based upon a reasonable estimate by Landlord of the
Additional Rent for such Escalation Year, each such installment being due with installments of Base Rent

If the Additional Rent paid by Tenant for any given Escalation Year, based upon
Landlord's estimate, differs from the actual amount of the Additional Rent for such Escalation Year, the difference shall be payable by Landlord or Tenant, as the case may be, in a lump sum on the first day of the second month following the month in which Landlord renders its Operating Statement to Tenant with respect to such Escalation Year. Notwithstanding the foregoing, Landlord's obligation to refund Tenant's payment in excess of the estimated Additional Rent shall be conditional upon Tenant having first paid all of its monthly installments of estimated Additional Rent. In no event shall Landlord be required to pay to Tenant in any Escalation Year an amount in excess of the estimated Additional Rent actually paid by Tenant

Upon request by Tenant, Landlord shall furnish Tenant such information as may be necessary for Tenant to verify Operating Expenses and shall cooperate with
Tenant in verifying the Operating Statement. The Operating Statement shall be rendered by Landlord to Tenant within one month after calculation of such
Operating Expenses by Landlord Tenant shall have 90 days after receipt of any
Operating Statements to dispute the correctness or completeness thereof, after which time the Operating Statement shall be deemed to be complete. Tenant shall have the right to audit Landlord's Operating Statement. In the event that
Tenant's audit reveals a mistake in Tenant's favor in excess of five percent
(5%) of the total operating expenses payable by Tenant, Landlord shall reimburse
Tenant for the cost of Tenant's audit, together with Tenant's share of the difference. Tenant shall not be entitled to withhold Additional Rent for any reason but payment of any Additional Rent shall not preclude Tenant from thereafter disputing the correctness or completeness of any Operating Statement
In the event Tenant shall dispute any Operating Statement and Landlord and
Tenant cannot resolve the dispute within four months after Landlord renders the
Operating Statement, then the matter may be referred to arbitration.

Any dispute between the parties with respect to Operating Expenses shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as amended and in effect on the date notice is given of the intention to arbitrate. The determination of the arbitrators shall be final, binding and conclusive on all the parties, and judgement may be rendered thereon by any court having jurisdiction, upon application of either
Landlord or Tenant.

If the Building is not fully occupied during any given Escalation Year, the
Operating Expenses and the Operating Expense Stop shall be equitably adjusted so that such of those expenses as constitute variable rather than fixed costs (as determined in accordance with sound accounting practices and principles) shall be adjusted to reflect vacancies in the Building by projecting such variable costs as though the Building were 95% occupied throughout such Operating Year;
provided, however, that in no event shall Landlord, by reason of any such adjustment, be entitled to receive more than 100% of the actual Operating
Expenses.

All amounts, other than the Base Rent, which Tenant is required to pay pursuant to this Lease, including the Additional Rent, shall constitute additional rent under this Lease, and if Tenant shall fail to pay any such amounts, Landlord shall have all the rights, powers and remedies with respect thereto as are provided herein or by law in the case of nonpayment of rent

7. ORDINANCES AND REGULATIONS: Tenant shall comply promptly, at Tenant's sole cost and expense, with all current and future laws, codes, ordinances, rules and regulations of any municipal, county, state, federal or other governmental authority, applicable to Tenant's use or occupancy of the Premises provided that all ordinance and regulations as defined above are in compliance upon
Commencement. Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the "Rules and Regulations" of the Building

                                     5 of 15

Landlord's Compliance: During the Term of this Lease, Landlord shall be responsible for making any modifications to the Building and Property or its appurtenances, excluding the Premises, but including the parking lot, common areas, elevators and entrances serving the Property and Building, required pursuant to any federal, state or local laws, ordinances, building codes, and rules and regulations of governmental entities having jurisdiction over the
Property, including, but not limited to the Board of Fire Underwriters and the
Americans with Disabilities Act (the "ADA") and all regulations and orders promulgated pursuant to the ADA (collectively, "Applicable Laws"). Any modifications to the Property and/or the Building made by Landlord pursuant to the provisions of this paragraph shall initially be at Landlord's expense;
however, Landlord will warrant that to the best of its knowledge, the Premises is compliant with all applicable laws at the time Tenant assumes occupancy.

Landlord has no knowledge that any hazardous substances defined in "Rules and
Regulations" or petroleum products, other than small quantities of typical cleaning and office equipment supplies, are located on or within the Premises or common areas within the building in which the Premises are located To Landlord's knowledge, there are no hazardous substances or petroleum products disposed of on or in the property which, if present, would materially or adversely affect
Tenant's use or enjoyment of the Premises, common areas of the building, or common parking areas serving the building. To Landlord's knowledge, there is no existing environmental condition caused by hazardous substances affecting the
Premises, common areas, or parking areas which would adversely or materially affect Tenant's use and enjoyment of the Premises. Landlord and Tenant agree each will use and dispose of all hazardous materials and petroleum products in compliance with applicable laws, and each agrees to indemnify and hold the other harmless from any actual loss suffered due to the other's failure to properly dispose of hazardous materials and petroleum products

8. SIGNS: Initial placement of Building standard directional and identification signage shall be provided by Landlord and shall be limited to Tenant directory of the Building and individual Tenant entry suite identification signage and subsequent modifications shall be at Tenant's expense

9. SERVICES: Landlord shall provide, at Landlord's expense and according to its customary standards, similar to those of a Class "A" Building in St. Petersburg,
Florida), excluding national holidays, which shall be defined as New Years Day, the Friday prior to Easter (Good Friday), Memorial Day, Independence Day, Labor
Day, Thanksgiving, the day after Thanksgiving (Thanksgiving Friday) and
Christmas: (a) water from regular building fixtures; (b) electricity for normal business usage excluding any special uses such as computer rooms; (c) janitorial services five times per week; (d) non-exclusive parking proximate to the building. Landlord, at its expense in accordance with its customary standards, shall provide heating and cooling (HVAC) of the Premises Monday through Friday,
8:00 a.m. to 8:00 p.m. , excluding national holidays HVAC may be provided at other times, at the sole cost and expense of Tenant, paid as Additional Rent, according to the HVAC Access Fee Per Hour/Unit provided in Section 1C Other
Tenant requested services may be provided by Landlord at sole cost and expense of Tenant, paid as Additional Rent including maintenance or replacement of non-standard items defined in the "Rules and Regulations" of the Building.

Landlord shall not be liable for damages with the exception of Landlord's gross negligence and/or intentional misconduct for failure to furnish any service in a timely manner due to any causes described in Section 12 and 13, or as a result of Unforeseen Causes. Any failure or delay as a result of these reasons shall not be considered an eviction or disturbance of Tenant's quiet enjoyment, use or possession of the Premises

Tenant's Actions: If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to an obligation of Landlord under the terms of this Lease (hereinafter, a "Required Action"), and Landlord fails to proceed to take such action as required by the terms of this Lease within ten (10) business days or less in the event of an Emergency
(defined below), (and thereafter to proceed with due diligence to complete the
Required Action), then Tenant may proceed to take the Required Action upon delivery of an additional fifteen (15) business days notice or one (1) business day notice in event of an Emergency to Landlord specifying that Tenant is taking such Required Action, and if such action was required under the terms of this
Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable, out-of-pocket costs and expenses in taking such action plus interest at the Interest Rate (defined below). In the event Tenant takes such action and such work will affect the systems and equipment structure of the Project or exterior appearance of the
Project, Tenant shall use only those contractors used by Landlord in the Project for such work unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in

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Comparable Buildings. For purposes of this Section, the term "Emergency" shall mean the occurrence of a situation or circumstance which threatens to cause imminent harm to the health or safety of any of the occupants of the Premises or to the property located in the Premises.

10. ALTERATIONS: Tenant accepts the Premises as being in good repair and condition, and Tenant shall maintain the Premises in good repair and condition, reasonable use, wear and tear excepted. Tenant shall not make any alterations, additions or cosmetic improvements in excess of $1,500.00 annually (provided such improvements will not be made to any structures or systems) to the Premises without Landlord's prior written consent and shall permit no lien or claim for lien of a mechanic, laborer, or supplier or any other lien to be filed against the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant

The interest of Landlord in the Property shall not be subject to liens for improvements made by Tenant or by persons claiming by, through or under it, and
Tenant agrees it shall notify any person making any improvements on its behalf of this provision Upon request of Landlord, Tenant will execute a short form of this Lease which may be recorded which states that the terms of this Lease expressly prohibit any liability to Landlord or its property for any improvements made by, through or under Tenant

11. RIGHT OF ENTRY: Landlord shall endeavor to provide, at least twenty-four
(24) hours in advance, notice to Tenant, except in the event of an emergency.
Landlord and its agents shall have the right, at all reasonable times during the
Term of this Lease, to enter and inspect the Premises and to make repairs and alterations Landlord deems necessary, with reasonable notice, except in cases of emergency. In such cases, no notice shall be required Landlord has the right to show the Premises to prospective tenants during the last 90 days of the lease term or at any time after a lease cancellation notice is received. Landlord shall have the right at all times to alter, renovate, and repair portions of the
Building which do not include the Premises, notwithstanding any temporary inconvenience or disturbance to Tenant

12. DESTRUCTION OF PREMISES: If a fire or other casualty (collectively,
"Casualty") which damages the Premises or the Building occurs and materially affects the use of the Premises, Landlord shall employ a Florida licensed Class
"A" contractor ("Contractor") to determine whether the Premises are rendered substantially untenantable and make an initial estimate of the time needed to complete necessary repairs to the Building and Premises, Within 10 business days after the Casualty, Landlord shall notify Tenant in writing of Contractor's determinations ("Landlord's Notice") as follows:

A. If Landlord's Notice states that the Premises are rendered substantially untenantable by the Casualty and Contractor's initial estimate of the time needed for repair exceeds 120 days, Landlord or Tenant may, by written notice, terminate this Lease as of the date of the Casualty. If Landlord's Notice states that the Premises are rendered substantially untenantable by the Casualty but
Contractor's initial estimate of the time needed for repair is 120 days or less,
Landlord will proceed with the restoration of the Premises and Building as set forth in 12D below. Landlord will use reasonable efforts to make other office space owned by Landlord available to Tenant for the operation of Tenant's business or to make other alternate arrangements which are suitable to Tenant during the time the Premises are being restored If the work is not completed within 120 days or alternate arrangements are not provided, Tenant may terminate this Lease as of the date of the Casualty by providing written notice to
Landlord, given no later than 150 days after the date of the Casualty

B. If Landlord's notice states that the Contractor has determined that the
Premises are still substantially tenantable after the Casualty, then neither
Landlord nor Tenant shall have the right to terminate this Lease provided that
Tenant is able to operate its day to day business in a manner consistent with its operations prior to the Casualty and Tenant's day to day business operations have not changed prior to the Casualty.

C. Either party may terminate this lease if the Casualty occurs within the last
6 months of the Lease and Contractor's estimate of the time needed to repair the damage caused by the Casualty exceeds more than 20% of the remaining term of the
Lease.

D. Written notice of Landlord's or Tenant's election to terminate the Lease pursuant to A and C above will be given by the 15th business day after receipt of Landlord's Notice or as otherwise provided in 12(A). Unless the Lease is terminated, Landlord will repair the Premises and Building (other than leasehold improvements installed

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by Tenant and personal property) to substantially the same condition as existed immediately prior to the Casualty Tenant shall relocate, at Tenant's expense, all personal property from the Premises prior to and during the repairs.

E. If the Premises are damaged by Casualty and the Lease is not terminated, the
Rent shall abate for that part of the Premises which is rendered untenantable and not occupied by Tenant on a per-diem and proportionate area basis from the date of the Casualty until the date on which Landlord has substantially completed the required work. In the event that the portion of the Premises rendered untenantable prevents the Tenant from conducting its business, rent shall completely abate from the date of the Casualty until the date on which
Landlord has substantially completed the required work. If Landlord makes other space available to Tenant, Rent for the substitute premises shall be payable as mutually agreed by both parties, but no more than the Base Rent per square foot provided herein.

F. Tenant shall carry insurance covering all of Tenant's furniture, fixtures, machinery, equipment and other personal property located within the Premises and any leasehold improvements constructed at Tenant's expense in an amount not less than the full replacement cost thereof, providing coverage on a broad form basis insuring against all risks of direct physical loss. Unless this Lease is terminated, the proceeds of such policy shall be used for the repair or replacement of the insured property. Tenant waives all right of recovery against
Landlord for all losses covered by the insurance policy required to be carried hereunder and shall cause such policy to contain a waiver of subrogation clause

13. CONDEMNATION: If all or part of the Building is taken or condemned by any authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and the Rent shall be apportioned as of such date

If any part of the Building is taken or condemned but the Premises are still substantially tenantable (including a deed given in lieu of condemnation), this
Lease shall not terminate If the taking reduces the leased area in the Premises,
Rent shall be equitably reduced for the period of such taking by an amount which bears the same ratio to the Rent then in effect as the leased area so taken or condemned bears to the Leased Area set forth in Section 1B Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (inexclusive of leasehold improvements and personal property installed by Tenant) to restore the Premises remaining to as near their former condition as circumstances will permit, and to the Building and the Property to the extent necessary to constitute the portion not so taken or condemned as complete.

Landlord shall be entitled to receive the entire price or award from any sale, taking or condemnation without any payment to Tenant. Tenant shall have the right separately to pursue against the condemning authority an award in respect to the loss, if any, to leasehold improvements paid by Tenant without any credit or allowance for Landlord and for any loss for injury, damage, or destruction of
Tenant's business resulting from such taking. Under no circumstances shall
Tenant seek or be entitled to any compensation for the value of its leasehold estate which Tenant hereby assigns to Landlord

14. ASSIGNMENT AND SUBLEASE: Tenant may, with Landlord's prior written consent, which will not be unreasonably withheld, sublease the Premises, or assign or transfer or permit the transfer of this Lease or the interest of Tenant in the
Lease, in whole or in part If Tenant desires to assign this Lease or to enter into any sublease of the Premises, Tenant shall deliver written notice of such intent to Landlord together with a copy of the proposed assignment or sublease at least 15 days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease and Landlord will strive to approve or decline within five (5) business days of written notice from
Tenant or consent will be considered waived Any approved sublease shall be expressly subject to the terms and conditions of this Lease. In the event of any approved sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present, or future, under this Lease, including any renewal term of this Lease, and if the sublease or assignment provides for rent in excess and provided Tenant has recaptured subleasing cost of the Rent payable to Landlord under the terms of this Lease, 50% of the difference between the
Rent payable by the assignee or subtenant and the Rent payable to Landlord under the terms of this Lease shall be paid to Landlord in consideration of its consent to the assignment or sublease. An assignment shall be considered to include a change in the majority ownership or

                                     8 of 15

control of Tenant if Tenant is a corporation whose shares of stock are not traded publicly, or, if Tenant is a partnership, a change in the general partner of the partnership or a change in the persons holding more than 50% interest in the partnership, or a change in majority ownership or control of any general partner of the partnership Tenant shall not mortgage, pledge or hypothecate its leasehold interest without Landlord's prior written consent, which may be withheld at Landlord's sole discretion.

15. SUBORDINATION, ATTORNMENT, AND ESTOPPEL: This Lease and the rights of Tenant are expressly subject and subordinate to the lien and provisions of any mortgage, deed of trust, deed to secure debt, ground lease, assignment of leases, or other security instrument or operating agreement (collectively a
"Security Instrument") now or hereafter encumbering the Premises, Building,
Property, or any part thereof, and all amendments, renewals, modifications and extensions of and to any such Security Instrument and to all advances made or hereafter to be made upon such Security Instrument. Tenant shall, within 7 days after receipt of written notice by Landlord, execute and deliver such further instruments, in such form as may be required by Landlord or any holder of a proposed or existing Security Instrument, subordinating this Lease to the lien of any such Security Instrument as may be requested in writing by Landlord or holder from time to time

In the event of the foreclosure of any such Security Instrument by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to such mortgagee or purchaser in foreclosure Tenant agrees to execute and deliver at any time upon request of such mortgagee, purchaser, or their successors, any instrument to further evidence such attornment.

Tenant shall, within 7 days of receipt of written notice by Landlord, deliver to
Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that this Lease, as modified, is in full force and effect; providing a true, correct and complete copy of the Lease and any and all modifications of the Lease; the amount of each item of the Rent then payable under this Lease and the date to which the Rent has been paid; that Landlord is not in default under this Lease or, if in default, a detailed description of such default; that Tenant is or is not in possession of the Premises, as the case may be; and containing such other information and agreements as may be reasonably requested

If requested, Landlord will use commercially reasonable efforts to obtain a
Subordination and Non-Disturbance Agreement from the Lender or mortgage-holder of the Building All costs relating to the securing of this agreement shall be a direct cost paid for by Tenant.

16. WAIVER AND INDEMNIFICATION: Landlord agrees to indemnify and hold harmless
Tenant, and its respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature, arising from any injury or damage (including death) to any person or property sustained in or about the Building proximately caused by the gross negligence or willful act or omission of Landlord; provided, however, Landlord's obligations under this section shall not apply to injury or damage resulting from the gross negligence or willful act or omission of Tenant, or its agents or employees.

Tenant agrees to indemnify and hold harmless Landlord and its agents and employees, from and against any and all liabilities, claims, demands, costs, and expenses of every kind and nature, including those arising from any injury or damage (including death) to any person or property sustained in the Premises, or resulting from the failure of Tenant to perform its obligations under this
Lease; provided, however, Tenant's obligations under this section shall not apply to injury or damage resulting from the gross negligence or willful act of
Landlord or its agents or employees. To the full extent permitted by law, Tenant hereby releases and waives all claims against Landlord and its agents, employees, officers, directors, and independent contractors, for injury or damage to person, property or business sustained in or about the Property,
Building, or Premises by Tenant, other than damage proximately caused by the gross negligence or willful act of Landlord or its agents or employees

Tenant shall obtain and keep in force during the Term of this Lease, including any extension and renewal, comprehensive general liability insurance, including contractual liability coverage, insuring Tenant against any liability arising out of the use, occupancy or maintenance of the Premises, and all areas appurtenant thereto. Such policy shall provide minimum limits of one million dollars for damage to property or for death or injury to any one person in any one accident and shall name Landlord as an additional insured. Landlord shall not be responsible or liable to Tenant for any event, act or omission to the extent covered by insurance maintained or required to be maintained by Tenant with respect to the Premises and its use and occupancy thereof (whether or

                                     9 of 15

not such insurance is actually obtained or maintained) At the request of
Landlord, Tenant shall from time to time cause its insurers to provide effective waivers of subrogation for the benefit of Landlord and its agents or employees and insurers, in a form reasonably satisfactory to Landlord

17. RELOCATION: This section was intentionally left blank.

18. DEFAULT: Each of the following shall constitute an event of default by
Tenant: (a) Tenant fails to pay any installment of Rent or Additional Rent after five (5) days notice that such payments are due; (b) Tenant fails to observe or perform its obligations under Section 4 and such violation continues for more than 24 hours after notice or Tenant fails to observe or perform any of the covenants, conditions or provisions of this Lease other than the payment of any installment of Rent or Additional Rent, and fails to cure such default within 15 days after written notice from Landlord unless the violation is such that it cannot reasonably be cured within 15 days in which event, Tenant shall have a reasonable time to cure such default provided it commences cure within such 15 days and thereafter diligently pursues cure to completion; (c) Tenant fails a second time to observe or perform any of the covenants, conditions or provisions of this Lease other than the payment of any installment of Rent or Additional
Rent after written notice of a prior failure; (d) a petition is filed by or against Tenant or Guarantor (and such petition is not discharged within 60 days of filing) to declare Tenant or Guarantor, as the case may be, bankrupt or to seek relief for Tenant or Guarantor under any chapter of the Bankruptcy Code, as amended, or under any other law imposing a moratorium on, or granting debtor's relief with respect to, the rights of creditors; (e) Tenant or any Guarantor becomes or is declared insolvent by law or Tenant or any Guarantor makes an assignment for the benefit of creditors; (f) a receiver is appointed for Tenant or Tenant's property or for any Guarantor or any of Guarantor's property; or,
(g) interest of Tenant in this Lease is levied upon under execution or other legal process.

Upon the occurrence of an event of default by Tenant, and provided that Tenant has not commenced to cure, Landlord, at its option, without further notice or demand to Tenant, may in addition to all other rights and remedies provided herein, at law or in equity:

A. Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled herein, at law and in equity, specifically including, without limitation, all Landlord's expenses of reletting
(including repairs, alterations, improvements, additions, decorations, reasonable legal fees and brokerage commissions)

B. Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for rent, term and conditions acceptable to Landlord. For the purposes of any reletting of the
Premises, Landlord is authorized to redecorate, repair, alter and improve the
Premises to the extent necessary or desirable in Landlord's judgment For any period during which the Premises have not been relet, Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant's right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month. If and when the Premises are relet and a sufficient sum is not realized after payment of all Landlord's expenses of reletting (including repairs, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of Rent due for any month, Tenant shall pay to Landlord any deficiency monthly upon demand. Tenant agrees that Landlord may file suit to recover any sums due to Landlord and that suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced by judgment in favor of Landlord. If
Landlord elects to terminate Tenant's right to possession only without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's signs and other evidence of tenancy, and take possession provided that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent for the full Term or from any other obligation of Tenant

C. In the case of failure to observe or perform any of the covenants, conditions or provisions of the Lease other than the payment of any installment of Rent or
Additional Rent, Landlord may perform the same for the account of and at the expense of Tenant (but shall not be obligated to do so) upon ten (10) days'
notice to Tenant or without notice in a case of emergency and in any other case after the cure period stated above. Bills for all amounts paid by Landlord and all losses, costs, and expenses incurred by landlord in connection with any such performance by Landlord pursuant to this clause, including, without limitation, all amounts paid and costs and expenses incurred by Landlord for any property, material, labor, or services provided, furnished, or rendered, or caused to be

                                    10 of 15

provided, furnished or rendered, by Landlord to Tenant (together with interest at the maximum rate permitted by applicable law or 18% per annum, whichever is less, from the date Landlord pays the amount or incurs the loss, cost, or expense until the date of full repayment by Tenant) may be sent by Landlord to
Tenant monthly or immediately, at Landlord's option, and shall be due and payable by Tenant to Landlord as Additional Rent within five days after the same is sent to Tenant by Landlord.

In the event of any legal action under this Section 18, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees, both at trial and on appeal

19. SURRENDER OF PREMISES: Upon expiration, termination or default of this
Lease, Tenant shall surrender and vacate the Premises immediately and deliver possession to Landlord in a clean, good, and tenantable condition, except for
(a) damage beyond the control of Tenant; (b) reasonable use; (c) ordinary wear and tear. Charges incurred by Landlord for removal of boxes and debris left in
Premises which exceed normal janitorial costs shall be at the expense of Tenant
No personal property shall be removed from the Premises unless Tenant has fulfilled all Lease obligations. If there are no amounts owed by Tenant, any movable trade fixtures, personal property. All items authorized to be removed but subsequently not removed shall, at Landlord's option, be presumed to have been abandoned by Tenant, and title thereto shall pass to Landlord, or Landlord may, at its option, either store or dispose of these items at Tenant's expense
If any improvements are made by Tenant, with or without Landlord's approval,
Tenant will, at its expense and upon request by Landlord, restore the Premises to their original condition

20. HOLDING OVER: If Tenant, or any assignee or sublessee of Tenant, shall continue to occupy the Premises after the termination or expiration of this
Lease without the prior written consent of Landlord, such tenancy shall be a
Tenancy at sufferance. During the period of any holdover tenancy by Tenant, or any assignee or sublessee, Landlord, by notice to Tenant, may adjust the Rent by
150% or to an amount equal to the maximum allowed by law Acceptance by Landlord of any Rent after termination shall not constitute a renewal of this Lease or a consent to such holdover occupancy, nor shall it waive Landlord's right of re-entry or any other right contained in this Lease or provided by law

21. AUTOMATIC RENEWAL: This section was intentionally left blank.

22. SECURITY DEPOSIT: As security for the performance of its obligations under this Lease, Tenant, upon its execution of this Lease, has paid to Landlord a security deposit ("Security Deposit") in the amount stated in Section 1C The
Security Deposit may be applied by Landlord to cure or partially cure any default of Tenant, and upon notice by Landlord of application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied. Landlord shall not pay interest on the Security Deposit The Security
Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any action which
Landlord may at any time commence against Tenant

If Tenant has fulfilled all terms and conditions of this Lease including the payment of Rent and returns Premises to Landlord in accordance with Section 19, then Landlord will refund the Security Deposit within 45 days of Lease
Expiration Date Landlord may retain any or all of the Security Deposit to repair any damage to Premises caused by Tenant or remove any abandoned personal property including all communication and data lines.

23. LIMITATION OF LANDLORD'S LIABILITY: As used in this Lease, "Landlord" shall mean the entity herein named as such, and its successors and assigns No person holding Landlord's interest under this Lease (whether or not such person is named as "Landlord") shall have any liability after such person ceases to hold such interest, except for any liability accruing while such person held such interest. No principal, officer, employee, or partner (general or limited) of
Landlord shall have any personal liability under any provision of this Lease. If
Landlord defaults in the performance of any of its obligations under this Lease or otherwise, Tenant shall look solely to Landlord's interest in the Building and not to the other assets of Landlord or the assets, interest, or rights of any principal, officer, employee, or partner (general or limited) for satisfaction of Tenant's remedies

24. ENCUMBRANCES ON LANDLORD'S TITLE: Upon request of Landlord, Tenant will promptly release or modify, or cause to be released or modified at Tenant's expense, any financing statement given by Tenant to a third party, any notice of commencement filed by Tenant with respect to work on the Premises, or any other recorded document filed by or on account of Tenant ("Document"), which, in
Landlord's sole opinion, adversely

                                    11 of 15

affects, clouds, or otherwise encumbers Landlord's title to any part of the
Building or Property, so that the Document shall not encumber any portion of the
Building or Property other than Tenant's leasehold interest in the Premises and
Tenant's furniture, fixtures and equipment Tenant's obligations in this Lease shall survive termination of this Lease

25. NOTICES: For the purpose of any notice or demand under this Lease, the parties shall be served by overnight delivery, personal delivery or certified or registered mail, return receipt requested, addressed to the other party at the address in Section 1E or such other addresses designated in writing by Landlord or Tenant. Any notice shall be effective when delivered

26. SUCCESSOR AND ASSIGNS: This Lease shall bind and inure to the benefit of the successors, assigns, heirs, executors, administrators, and legal representatives of the parties In the event of the sale, assignment, or transfer by Landlord of its interest in the Building or in this Lease (other than a collateral assignment to secure a debt of Landlord prior to enforcement) to a successor in interest who expressly assumes the obligations of Landlord, Landlord shall be released and discharged from all of its covenants and obligations, except such obligations as Landlord shall have accrued prior to any such sale, assignment or transfer; and Tenant agrees to look solely to such successor of Landlord for performance of such obligations. Any securities or funds given by Tenant to
Landlord to secure performance by Tenant of its obligations may be assigned by
Landlord to such successor of Landlord and, upon acknowledgment by such successor of receipt of such security and its assumption of the obligation to account for such security in accordance with the terms of the Lease, Landlord shall be discharged of any further obligation. Landlord's assignment of the
Lease or of any or all of its rights shall in no manner affect Tenant's obligations Landlord shall have the right to freely sell, assign or otherwise transfer its interest in the Building and/or this Lease.

27. MISCELLANEOUS: When the consent of either Landlord or Tenant is required before the other party acts, both will make reasonable decisions honestly, equitably, suitably and in an ordinary and usual manner that is fit and appropriate to the end in view. The reasonable decisions by Landlord and Tenant will apply to all terms and conditions set forth in this Lease. This Lease, the
Exhibits, the Riders and Incorporated Addenda contain the entire agreement between Landlord and Tenant and there are no other agreements, either oral or written. This Lease shall not be modified or amended except by a written document signed by Landlord and Tenant which specifically refers to this Lease
The captions in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of the provisions of this Lease.

No waiver of any covenant or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of any other covenant or condition of this Lease. This Lease is construed in accordance with the laws of the state in which the Building is located. If any provision of this Lease or amendment is invalid or unenforceable in any instance, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision, or such provision in any circumstance not controlled by such determination

Tenant shall on demand pay or reimburse Landlord for payment of Landlord's reasonable attorney's fees, expenses and court costs in negotiation, at trial, and on appeal incurred by Landlord or in connection with any action or proceeding arising out of or occasioned by any lien or claim of lien on the
Premises, or the Building or in defending or otherwise participating in any legal proceeding initiated by Tenant or against Tenant, or in connection with the investigation of a response to any request for consent or other amendments to the Lease by Tenant.

"Common Areas" mean all areas, improvements, space or equipment (owned or controlled by Landlord) in or at the Property, provided by Landlord for the common or joint use and benefit of tenants and invitees Landlord may add to or reduce or otherwise modify common areas at any time

Except as specifically designated in this Lease, neither this Lease nor any memorandum of this Lease may be recorded or filed for record in any public records without the separate express written consent, in recordable form, of
Landlord.

Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time Levels of radon that exceed federal and

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state guidelines have been found in buildings in Florida Additional information regarding radon and radon testing may be obtained from your county public health unit. Tenant acknowledges this disclosure by signing this Lease.

28. JURY WAIVER; COUNTERCLAIMS: Landlord and Tenant waive trial by jury in any action, proceeding, or counterclaim involving any matter whatsoever arising out of or in any way connected with (i) this lease, (ii) the relationship of
Landlord and Tenant, (iii) Tenant's use or occupancy of the Premises, or (iv)
the right to any statutory relief or remedy. The waivers set forth in this section are made knowingly, intentionally, and voluntarily by Tenant. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this lease and in the making of this waiver by independent counsel, selected of its own free will, and that it has had the opportunity to discuss these waivers with counsel This provision is a material inducement to Landlord in agreeing to enter into this lease

In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the then non- prevailing party shall pay a reasonable sum for attorneys' fees and costs in such suite and such attorneys' fees and costs shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

29. RIDERS AND ADDENDA: All Riders and Addenda contained in or attached to this
Lease shall be deemed to be a part of and are incorporated in this Lease by reference

         29A TENANT IMPROVEMENTS
         29B OPTION TO CANCEL
         29C RENTAL CONCESSION
         29D RIGHT OF FIRST REFUSAL
         29E EXTERIOR BUILDING SIGNAGE
         29F HVAC
         29G OPTION TO RENEW
         29H ROOF TOP COMMUNICATIONS
         29I SUBLEASE ASSIGNMENT
         29J NON-DISTURBANCE
         29K VACATING OF CURRENT PREMISES
         29L PARKING
         29M LANDLORD'S INSURANCE

                                    13 of 15

                                   LEASE RIDER

This rider is attached to and made part of the Lease dated                by and
between Koger Equity, Inc., a corporation organized and existing under the laws of the State of Florida ("Landlord"), with its principal offices at 225 NE
Mizner Blvd, Suite 200, Boca Raton, FL 33432, (Federal I.D. 59-2898045) and
SendTec, Inc., a corporation organized and existing under the laws of the State of Florida ("Tenant"), with its principal office at 877 Executive Center Drive
W., Suite 300, St. Petersburg, FL 33702, (Federal I.D. 59-3626325).

29A TENANT IMPROVEMENTS: Landlord shall grant to Tenant a Tenant Improvement allowance of Twenty Dollars, ($20.00) per Rentable Square Foot to construct
Leasehold Improvements below the ceiling, which shall be provided by Landlord.
Ceiling package shall be provided in the premises consisting of 2x2 Grid System with acoustical tiles and 2x4 high efficiency parabolic lighting systems Any "up grades" to the Ceiling Package shall be made using the Tenant Improvement allowance. Tenant Improvement allowance not to exceed $288,220.00 Any unused portion of said allowance may be used by the Tenant to offset moving and other expenses at the Tenant's sole discretion All improvements, to include finishes to the premises must be mutually agreed upon by both Tenant and Landlord. Any amounts above the said allowance shall be reimbursed to Landlord thirty (30)
days after job completion or can be amortized in the current rental rate.
Improvements to be completed per Exhibit B attached hereto.

29B OPTION TO CANCEL: Providing Tenant is not in Default under the Terms of this
Lease, Tenant shall have the right to Terminate this Lease Agreement after the forty-fifth (45th) month of term by providing Landlord ninety (90) days prior written notice of such intent. Cancellation Fees shall include all unamortized occupancy costs to landlord which include, but not limited to all Leasehold improvements to the premises and Real Estate Brokerage Commissions All
Cancellation Fees due to Landlord thirty (30) days prior to re-establish
Expiration Date.

All Leasing commissions and Leasehold Improvement costs shall be amortized at seven percent (7%) per annum over a sixty (60) month period commencing at the
Lease Commencement Date.

29C. RENTAL CONCESSION: The initial nine (9) months of rent shall be abated.
(March 1, 2004 thru November 1, 2004 or the first nine (9) months following occupancy).

29D RIGHT OF FIRST REFUSAL: At such time as Landlord has entered into a verbal agreement with a third-party prospective tenant for any vacant space on the second floor of the Glades Building, Landlord shall notify Tenant in writing of its intentions to lease said space to said third-party prospective tenant and its material terms Tenant shall then have seven (7) business days with which to notify Landlord of its intentions to lease or reject said space upon the same terms and conditions as offered to the third-party.

Likewise, Tenant shall have a second right of refusal on any and all vacant space on the third floor of the Glades Building under the same notification procedures as outlined herewith pertaining to the second floor vacancies of the
Glades Building.

29E. EXTERIOR BUILDING SIGNAGE: Tenant shall have the right to install exterior building signage on the top band of the Glades Building on one (1) side only at its sole cost and expense or with Tenant Improvement dollars. Landlord shall pre-approve both the design and placement of this signage. Tenant shall be responsible, at their sole cost and expense, for the removal of said signage at the vacation of premises or if any sign changes are made during the term of the
Lease. Tenant shall further be responsible, at their sole cost and expense, for any repairs necessary to the building "skin" to restore it to the same condition prior to signage installation The Glades Building was painted in 2003

29F. HVAC: Landlord, at its sole cost and expense, shall provide Tenant with four (4) supplemental HVAC units; placement and tonnage to be determined for
Edit suites and Server room. Tenant shall have control of these units twenty-four (24) hours, seven (7) days a week at Landlord's cost. House air to be provided to Tenant, Monday through Friday, 8 am to 8 pm daily. After hours air shall be at the Tenant's cost at $6 00 per hour, per unit; not to exceed
Twenty-Four dollars ($24 00) per hour total

                                    14 of 15

29G. OPTION TO RENEW: Tenant shall have a one (1) time Option to Renew this
Lease for a minimum period of sixty (60) months firm at ninety-five percent
(95%) of the existing market terms with six (6) months prior written notice to
Landlord

29H. ROOF TOP COMMUNICATIONS: Tenant shall have the right to install an antenna on the Glades Building roof with placement to be approved by the Landlord.

29I. SUBLEASE ASSIGNMENT: Tenant shall have the right to Sublease or Assign this
Lease to an affiliated entity without Landlord's prior consent.

29J. NON-DISTURBANCE: Landlord shall deliver to Tenant to the best of their ability a Non-Disturbance Agreement from any current or future lenders or mortgagees in favor of the Tenant so that Tenant's occupancy will not be disturbed in the event of a sale, foreclosure or other event of transfer

29K. VACATING OF CURRENT PREMISES: Tenant shall have the right to leave existing cubicles and cabling in their existing Premises in the Lake Building. Landlord may offer to another Tenant or dispose of at Landlord's cost.

29L PARKING: Tenant shall have the right to a total of sixty (60) parking spaces at no charge for the Term of this Lease and any subsequent renewal or extensions

29M LANDLORD'S INSURANCE: During the Term, Landlord will carry and maintain the following types of insurance with respect to the Building and Property in such amount or percentage of replacement value as Landlord or its insurance advisor deems reasonable in relation to the age, location, type of construction and physical conditions of the Building and Property and the availability of such insurance at reasonable rates: (i) broad form or extended coverage insurance on the Building (excluding any property with respect to which the Tenant and other
Tenants are obliged to insure pursuant to Section 5.1 or similar sections of their respective leases); (ii) public liability and property damage insurance with respect to the Landlord's operations in the Building; and (iii) such other forms of insurance as the Landlord or its mortgagee reasonably considers advisable Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building, having regard to size, age, and location All policies referred to above shall be taken out with insurers licensed to do business in Florida having an A M Best's rating of A-, Class 9, or better Landlord shall have the right to self insure any or all of its liabilities with respect to the Building or the
Property so long as Landlord, maintains a new worth of at lease $100,000,000 00.

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